UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Clickstream Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-5582243
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8549 Wilshire Boulevard, Suite 2181 Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☒

Securities Act registration statement number to which the form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Clickstream Corporation (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Our Common Stock” in the Registrant’s Offering Circular on Form 1-A as filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021.

Item 2. Exhibits.

1.	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to the Company’s Offering Circular on Form 1-A (No. 024-11183) filed June 4, 2020).

2.	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.2 to the Company’s Offering Circular on Form 1-A (No. 024-11183) filed June 4, 2020)

3.	Bylaws (incorporated by reference to (incorporated by reference to Exhibit 2.3 to the Company’s Offering Circular on Form 1-A (No. 024-11183) filed June 4, 2020).

4.	Articles of Amendment (Series A Convertible Preferred Stock) (incorporated by reference to Exhibit 2.4 to the Company’s Offering Circular on Form 1-A (No. 024-11183) filed June 4, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Clickstream Corporation

Date: September 8, 2021	By:	/s/ Frank Magliochetti
Chief Executive Officer